Exhibit 99.1

BioTime Signs Exclusive Agreement with Jade Therapeutics for Ophthalmic Drug Delivery Applications of HyStem® Technology

ALAMEDA, Calif.--(BUSINESS WIRE)--September 19, 2013--BioTime, Inc. (NYSE MKT: BTX), a biotechnology company that develops and markets products in the field of regenerative medicine, today announced the signing of an exclusive sublicense agreement with Jade Therapeutics, Inc., a Salt Lake City-based developer of ophthalmic sustained-release drug delivery platforms. This new agreement supersedes the previously announced sublicense and supply agreements and expands the licensed “Field of Use” to include certain additional uses, such as the use of BioTime’s HyStem® hydrogel technology for the delivery of all potential therapeutic molecules to the human eye. Excluded from the licensed Field of Use is the use of the HyStem® technology for the delivery of cells with or without any molecules necessary for the therapeutic benefit of those cells, for use in making punctal plugs, for diagnostic and research reagents, and for non-human applications. Jade’s lead products in pre-clinical development utilize the licensed hydrogel technology to facilitate time-release, topical delivery of recombinant human growth hormone to help heal lesions on the ocular surface, as well as enable local delivery of antibiotics to treat ocular infections. Financial terms of the transaction were not disclosed.

William P. Tew, Ph.D., BioTime’s Chief Commercial Officer, stated that “We are pleased to have expanded our relationship with Jade Therapeutics and look forward to their efforts to develop novel ophthalmic drug delivery applications for our HyStem® hydrogel platform.”

Said Jade CEO Arthur Klausner, “We have evaluated a variety of potential polymer-based drug delivery systems, and we believe that HyStem® hydrogels provide an excellent combination of the required physical properties to enable broad ocular use. We will also benefit significantly from the extensive pre-clinical work that BioTime has performed on its hydrogels outside the field of ophthalmology.”

“Our HyStem® technology has potential utility in a wide array of human therapeutic products,” said Michael West, Ph.D., BioTime’s CEO. “Following up on the Jade agreement, we intend to seek additional industry partners for applications that are not core to our own therapeutic product development.”

BioTime's HyStem® hydrogels are proprietary biocompatible hydrogels that can be used to deliver localized doses of small molecules, proteins or cells. HyStem® hydrogels also can mimic the human extracellular matrix, a web of molecules surrounding cells that is essential to cellular growth. BioTime's HyStem® hydrogels are currently being used by researchers at a number of leading medical schools in studies of stem cell therapies for facilitating wound healing and for the treatment of ischemic stroke, brain cancer, vocal fold scarring, and cardiac infarct.

About Jade Therapeutics, Inc.

Jade Therapeutics, founded by Drs. Barbara Wirostko and MaryJane Rafii, is a privately held company headquartered in Salt Lake City, Utah, that develops locally administered, sustained-release formulations of (mostly) already-approved drugs for use in poorly served ophthalmic indications. This approach could enable improved therapeutic outcomes along with increased patient compliance to therapy, decreased frequency of administration and office visits, and avoidance of subsequent surgeries – ultimately resulting in better visual function with enhanced quality of life. Jade believes that its use of proprietary administration formulations of drugs that have already received regulatory approval may significantly decrease development risks and shorten the clinical trial and regulatory approval process. Jade’s initial focus is on a novel, bioresorbable ocular product that elutes recombinant human growth hormone over a period of approximately a week to help address persistent corneal epithelial defects. Jade is also developing a topically applied, sustained-release antibiotic product utilizing funding from a recently awarded National Science Foundation SBIR grant. Additional information about Jade can be obtained at www.jadetherapeutics.com.

About BioTime, Inc.

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem™ progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  ES Cell International Pte Ltd., a Singapore private limited company, develops hES products for research use.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of blood and lymphatic vascular disorders, as well as products for research using iPS and other cell reprogramming technology.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological degenerative diseases. Its lead product is OpRegen® for the treatment of macular degeneration.
  LifeMap Sciences, Inc. markets, sells and distributes GeneCards®, the leading human gene database, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap Sciences also markets BioTime research products and PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.
  Asterias Biotherapeutics, Inc. is a new subsidiary being used to acquire the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Lesley Stolz, Ph.D., 510-521-3390 ext. 367
Executive Vice President, Corporate Development
lstolz@biotimemail.com
or
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
Jade Therapeutics, Inc.
Arthur Klausner, 646-918-7479
Chief Executive Officer
arthur.klausner@jadetherapeutics.com